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                                                                   EXHIBIT 10.29

                                    TERM NOTE


$1,500,000.00                                          Pittsburgh, Pennsylvania
                                                               January 12, 2000



        FOR VALUE RECEIVED, the undersigned SUPERCONDUCTOR TECHNOLOGIES INC., a Delaware corporation (herein called the "Borrower"), hereby promises to pay to the order of PNC BANK, NATIONAL ASSOCIATION (the "Bank") the principal sum of One Million Five Hundred Thousand U.S. Dollars (U.S. $1,500,000.00), which shall be payable to the Bank upon the earlier of (i) June 12, 2000 or (ii) the closing of an equity financing in which Borrower issues shares of common stock and receives an aggregate of at least $3,000,000.00 in net proceeds from such issuance.

        The Borrower shall pay interest on the unpaid principal balance hereof from time to time outstanding from the date hereof at the rate or rates per annum specified by the Borrower pursuant to Section 2A.5 of, or as otherwise provided in, as amended by the First Amendment dated December 1, 1999 and the Second Amendment of even date herewith (the "Credit Agreement").

        Upon the occurrence and during the continuation of an Event of Default, the Borrower shall pay interest on the unpaid principal balance hereof at a rate per annum (based on a year of 360 days and actual days elapsed) equal to three hundred basis points (3% per annum) above the rate of interest otherwise applicable hereto. Such interest rate will accrue before and after any judgment has been entered

        Subject to the provisions of the Credit Agreement, interest on this Term Note will be payable on the first Business Day of each calendar month after the date hereof and one the maturity date, and thereafter on demand.

        If any payment or action to be made or taken hereunder shall be stated to be or become due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day and such extension of time shall be included in computing interest or fees, if any, in connection with such payment.

        Subject to the provisions of the Credit Agreement, payments of principal and interest shall be made without setoff, counterclaim or other deduction of any nature at the office of the Bank located at 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222-2707, in lawful money of the United States of America in immediately available funds.

        This Note is the Term Note referred to in, and is entitled to the benefits of, the Credit Agreement and the other Loan Documents, including the representations, warranties, covenants, conditions, security interests and Liens contained or granted therein. The Credit Agreement among other things contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments, in certain circumstances, ion account of principal hereof prior to maturity upon the terms and conditions therein specified.

        All capitalized terms used herein shall, unless otherwise defined herein, have the same meanings given to such terms in the Credit Agreement.





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        Except as otherwise provided in the Credit Agreement, the Borrower waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Credit Agreement.

        This Note shall bind the Borrower and its successors and assigns, and the benefits hereof shall inure to the benefit of the Bank and its successors and assigns. All references herein to the "Borrower" and the "Bank" shall be deemed to apply to the Borrower and the Bank, respectively, and their respective successors and assigns.

        IN WITNESS WHEREOF, the undersigned has executed this Note by its duly authorized officers with the intention that it constitute a sealed instrument.



                                               SUPERCONDUCTOR TECHNOLOGIES INC.


                                               By:  /s/ M. Peter Thomas
                                                  -----------------------------

                                            Title:  President and CEO
                                                  -----------------------------






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